SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 10, 2003

CORNERSTONE PROPANE PARTNERS, L.P
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-12499	77-0439862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 Westridge Drive, Watsonville, CA 95076
(Address of Principal Executive Offices, including Zip Code)

(831) 724-1921
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

CornerStone Propane Partners L.P. (the “Partnership”) has received notice (the “Notice of Acceleration”) from holders (the “Holders”) of a majority in outstanding principal amount the 10.26% Senior Notes due June 30, 2009 (the “Notes”) issued pursuant to certain Note Agreements, each dated as of June 25, 1999 (as amended, restated or supplemented from time to time), by and among the Partnership, CornerStone Propane GP, Inc., as general partner of the Partnership, SYN, Inc., as general partner of the Partnership and the respective purchasers of the Notes.  The Notice of Acceleration notifies the Partnership that it has defaulted in certain payments due to the Holders of the Notes which defaults have continued beyond any applicable grace periods and declares all unpaid principal and accrued interest on the Notes together with any applicable “make whole amount” immediately due and payable.

In addition, the Holders have also sent a demand, together with a copy of the Notice of Acceleration, to CornerStone Propane GP, Inc., as general partner of the Partnership and SYN, Inc., as special general partner of the Partnership, for immediate and full payment of the Notes.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CornerStone Propane Partners, L.P.

/s/ Curtis G. Solsvig III
Date: October 10, 2003	By: Curtis G. Solsvig III

Its: Chief Executive Officer